EXHIBIT 10.3

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”), dated as of January 17, 2022, is entered into by and between DYNATRONICS CORPORATION, a Utah corporation (the “Company”) and Brian D. Baker (the “Indemnitee”). Company and Indemnitee are sometimes referred to as a “Party” or collectively as the “Parties” in this Agreement.

RECITALS:

WHEREAS, Indemnitee is the Chief Operating Officer of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against executive officers of public companies;

WHEREAS, the Board is aware that because of the increased exposure to litigation and the costs associated with such litigation, talented and experienced Persons are increasingly reluctant to serve or continue serving as officers corporations unless they are protected by comprehensive liability insurance and indemnification;

WHEREAS, the Board has concluded that, in order to retain and attract talented and experienced individuals to serve as officers of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, the Company should contractually indemnify its officers, and the officers of its subsidiaries, in connection with claims against such officers relating to their services to the Company and its subsidiaries and has further concluded that the failure to provide such contractual indemnification could be detrimental to the Company, its subsidiaries and shareholders and

WHEREAS, Indemnitee’s willingness to serve as an officer of the Company is predicated, in substantial part, upon the Company’s willingness to indemnify Indemnitee in accordance with the principles reflected above, to the fullest extent permitted by the laws of the State of Utah, and upon the other undertakings set forth in this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises made in this Agreement and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Agent” with respect to the Company means any person who is or was a director, officer, employee or other agent of the Company or a subsidiary; or is or was serving at the request of, for the convenience of, or to represent the interests of, the Company or a subsidiary as a director, officer, employee or Agent of another corporation, partnership, joint venture, trust or other enterprise (including without limitation any employee benefit plan whether or not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)); or was a director, officer, employee or Agent of a predecessor corporation (or other predecessor entity or enterprise) of the Company or a subsidiary, or was a director, officer, employee or Agent of another corporation, partnership, joint venture, trust or other enterprise (including without limitation any employee benefit plan whether or not subject to the ERISA) at the request of, for the convenience of, or to represent the interests of such predecessor.

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(b) “Beneficial Owner” has the meaning given to the term “beneficial owner” in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c) “Change in Control” means the occurrence after the date of this Agreement of any of the following events: (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the Company’s then outstanding Voting Securities; (ii) the consummation of a reorganization, merger or consolidation, unless immediately following such reorganization, merger or consolidation, all of the Beneficial Owners of the Voting Securities of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 60% of the combined voting power of the outstanding Voting Securities of the entity resulting from such transaction; (iii) during any period of two (2) consecutive years, not including any period prior to the execution of this Agreement, individuals who at the beginning of such period constituted the Board (including for this purpose any new directors whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board; or (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets. Notwithstanding anything in this Agreement, however, it is agreed that a change in ownership of Prettybrook Partners, LLC or of Provco Partners I, LP, shall not be deemed a Change in Control for purposes of this Agreement.

(d) “Company” shall include, in addition to Dynatronics Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which Dynatronics Corporation (or any of its wholly- owned subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, Agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, Agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, manager, employee, Agent or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(e) “Expense Advance” means any payment of Expenses advanced to Indemnitee by the Company pursuant to Section 2 or Section 3 hereof.

(f)   “Expenses” means any and all expenses, including attorneys’ and experts’ fees, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, and all other costs and expenses incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Proceeding. Expenses also shall include (i) expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 4 only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

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(g) “Indemnifiable Event” means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director, officer, employee or Agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or Agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise or by reason of an action or inaction by Indemnitee in any such capacity (whether or not serving in such capacity at the time any Loss is incurred for which indemnification can be provided under this Agreement).

(h) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently performs, nor in the past three (3) years has performed, services for either: (i) the Company or Indemnitee (other than in connection with matters concerning Indemnitee under this Agreement or of other indemnitees under similar agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(i)   “Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Proceeding.

(j)   Other References. References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, Agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, Agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(k) “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.

(l)   “Proceeding” means any threatened, pending, or completed claim, suit, action, proceeding or alternative dispute resolution mechanism, or any hearing or investigation, whether civil, criminal, administrative, investigative or otherwise, including without limitation any situation which Indemnitee believes in good faith might lead to the institution of any such proceeding.

(m) “Reviewing Party” shall mean, subject to the provisions of Section 2(e), any person or body appointed by the Board in accordance with applicable law to review the Company’s obligations hereunder and under applicable law, which may include a member or members of the Board, Independent Counsel or any other person or body not a party to the particular Proceeding for which Indemnitee is seeking indemnification, as set forth in Section 2(g).

(n) “Utah Court” shall have the meaning ascribed to it in Section 8(e) below.

(o) “Voting Securities” means any securities of the Company that vote generally in the election of directors.

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2. Indemnification.

(a) Third Party Proceedings. The Company shall defend, indemnify and hold harmless Indemnitee to the fullest extent permitted by the Utah Revised Business Corporation Act (the “Act”) if Indemnitee is or was a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was or is claimed to be an Agent of the Company or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an Agent of the Company, against all Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld)) actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(b) Proceedings By or in the Right of the Company. The Company shall defend, indemnify and hold harmless Indemnitee to the fullest extent permitted by the Act if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was or is claimed to be an Agent of the Company, all Expenses and liabilities of any type whatsoever (including, but not limited to, legal fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld)), in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudicated by court order or judgment to be liable to the Company in the performance of Indemnitee’s duty to the Company and its stockholders unless and only to the extent that the court in which such action or Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper.

(c) Actions Where Indemnitee Is Deceased. If Indemnitee was or is a party, or is threatened to be made a party, to any Proceeding by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, and prior to, during the pendency of, or after completion of, such Proceeding, Indemnitee shall die, then the Company shall defend, indemnify and hold harmless the estate, heirs and legatees of Indemnitee against any and all Expenses and liabilities reasonably incurred by or for such persons or entities in connection with the investigation, defense, settlement or appeal of such Proceeding on the same basis as provided for Indemnitee in Section 2(a) and Section 2(b) above.

(d) Extent of Insurance. The Expenses and liabilities covered hereby shall be net of any payments made by D&O Insurance (as defined in Section 14) carriers or others.

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(e) Review of Indemnification Obligations. Notwithstanding the foregoing, in the event any Reviewing Party shall have determined (in a written opinion, in any case in which Independent Counsel is the Reviewing Party) that Indemnitee is not entitled to be indemnified hereunder under applicable law: (i) the Company shall have no further obligation under Section 2(a) or Section 2(b) to make any payments to Indemnitee not made prior to such determination by such Reviewing Party; and (ii) the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all Expenses theretofore paid to Indemnitee to which Indemnitee is not entitled hereunder under applicable law; provided, however, that if Indemnitee has commenced or thereafter commences legal Proceedings in a court of competent jurisdiction to secure a determination that Indemnitee is entitled to be indemnified hereunder under applicable law, any determination made by any Reviewing Party that Indemnitee is not entitled to be indemnified hereunder under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expenses theretofore paid in indemnifying Indemnitee until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for any Expenses shall be unsecured and no interest shall be charged thereon.

(f)   Indemnitee Rights on Unfavorable Determination; Binding Effect. If any Reviewing Party determines that Indemnitee substantively is not entitled to be indemnified hereunder in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by such Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such Proceeding. Absent such litigation, any determination by any Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

(g) Selection of Reviewing Party; Change in Control. A determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in accordance with the provisions of this Section 2(g). If there has not been a Change in Control, a Reviewing Party shall be selected by the Board, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Board who were directors immediately prior to such Change in Control), any Reviewing Party with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification of Expenses under this Agreement or any other agreement or under the Company’s Articles of Incorporation or Bylaws (collectively, the “Constituent Documents”) as now or hereafter in effect, or under any other applicable law, if desired by Indemnitee, shall be Independent Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be entitled to be indemnified hereunder under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to indemnify fully such counsel against any and all Expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Counsel in connection with all matters concerning a single Indemnitee, and such Independent Counsel shall be the Independent Counsel for any or all other Indemnitees unless: (i) the employment of separate counsel by one (1) or more Indemnitees has been previously authorized by the Board in writing; or (ii) an Indemnitee shall have provided to the Company a written statement that such Indemnitee has reasonably concluded that there may be a conflict of interest between such Indemnitee and the other Indemnitees with respect to the matters arising under this Agreement.

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3. Advancement of Expenses. The Company shall advance, prior to the final disposition of any Proceeding by final adjudication to which there are no further rights of appeal, any and all Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Proceeding arising out of an Indemnifiable Event. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within thirty (30) days after any request by Indemnitee, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. In connection with any request for Expense Advances, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Execution and delivery to the Company of this Agreement by Indemnitee constitutes an undertaking by the Indemnitee to repay any amounts paid, advanced or reimbursed by the Company pursuant to this Section 3 in respect of Expenses relating to, arising out of or resulting from any Proceeding in respect of which it shall be determined, pursuant to Section 8, following the final disposition of such Proceeding, that Indemnitee is not entitled to indemnification hereunder. No other form of undertaking shall be required other than the execution of this Agreement. Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

4. Indemnification for Expenses in Enforcing Rights. To the full extent allowable under applicable law, the Company shall also indemnify against, and, if requested by Indemnitee, shall advance to Indemnitee subject to and in accordance with Section 2, any Expenses actually and reasonably paid or incurred by Indemnitee in connection with any action or Proceeding by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Proceedings relating to Indemnifiable Events, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company. However, in the event that Indemnitee is ultimately determined not to be entitled to such indemnification or insurance recovery, as the case may be, then all amounts advanced under this Section 4 shall be repaid. Indemnitee shall be required to reimburse the Company in the event that a final judicial determination is made that such action brought by Indemnitee was frivolous or not made in good faith.

5. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Losses in respect of a Proceeding related to an Indemnifiable Event but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

6. Notification and Defense.

(a) Notification. Indemnitee shall notify the Company in writing as soon as practicable of any Proceeding which could relate to an Indemnifiable Event or for which Indemnitee could seek Expense Advances, including a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Proceeding. The failure by Indemnitee to timely notify the Company hereunder shall not relieve the Company from any liability hereunder unless such failure materially prejudices the Company.

(b) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 6(a) hereof, the Company has D&O Insurance (as defined in Section 14 below) in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

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(c) Defense of Proceedings. The Company shall be entitled to participate in the defense of any Proceeding relating to an Indemnifiable Event at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any such Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee’s defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below.

(d) Selection of Counsel. Indemnitee shall be entitled to retain one (1) or more counsel from time to time selected by Indemnitee in Indemnitee’s reasonable discretion to act as its counsel in and for the investigation, defense, settlement or appeal of each Proceeding. The Company shall not waive any privilege or right available to Indemnitee in any such Proceeding. All Expenses related to such counsel incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s own expense; provided, however, that if (i) Indemnitee’s employment of its own legal counsel has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of such Proceeding, (iii) after a Change in Control, Indemnitee’s employment of its own counsel has been approved by the Independent Counsel or (iv) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, then Indemnitee shall be entitled to retain its own separate counsel (but not more than one (1) law firm plus, if applicable, local counsel in respect of any such Proceeding) and all Expenses related to such separate counsel shall be borne by the Company.

7. Procedure upon Application for Indemnification. In order to obtain indemnification pursuant to this Agreement, Indemnitee shall submit to the Company a written request therefor, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Proceeding. Indemnification shall be made insofar as the Company determines Indemnitee is entitled to indemnification in accordance with Section 8 below.

8. Determination of Right to Indemnification.

(a) Mandatory Indemnification; Indemnification as a Witness.

(i)   To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Proceeding relating to an Indemnifiable Event or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Losses relating to such Proceeding in accordance with Section 2 to the full extent allowable by law.

(ii) To the extent that Indemnitee’s involvement in a Proceeding relating to an Indemnifiable Event is to prepare to serve and serve as a witness, and not as a party, the Indemnitee shall be indemnified against all Losses incurred in connection therewith to the full extent allowable by law.

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(b) Standard of Conduct. To the extent that the provisions of Section 8(a) are inapplicable to a Proceeding related to an Indemnifiable Event that shall have been finally disposed of, any determination of whether Indemnitee has satisfied the applicable standard of conduct set forth in Section 16-10a-902 of the Act that is a legally required condition to indemnification of Indemnitee hereunder against Losses relating to such Proceeding and any determination that Expense Advances must be repaid to the Company (a “Standard of Conduct Determination”) shall be made as follows: (i) by a majority vote of the Disinterested Directors (as defined by the Act), even if less than a quorum of the Board; (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum; or (iii) if there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.

(c) Making the Standard of Conduct Determination. The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 8(b) to be made as promptly as practicable. If the person or persons designated to make the Standard of Conduct Determination under Section 8(b) shall not have made a determination within thirty (30) days after the later of (A) receipt by the Company of a written request from Indemnitee for indemnification pursuant to Section 6(d) (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Proceeding.

(d) Payment of Indemnification. If, in regard to any Losses: (i) Indemnitee shall be entitled to indemnification pursuant to Section 8(a); (ii) no Standard of Conduct Determination is legally required as a condition to indemnification of Indemnitee hereunder; or (iii) Indemnitee has been determined or deemed pursuant to Section or Section 8(c) to have satisfied the Standard of Conduct Determination, then the Company shall pay to Indemnitee, within five (5) days after the later of (A) the Notification Date or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, above, an amount equal to such Losses.

(e) Selection of Independent Counsel for Standard of Conduct Determination. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 8(b), the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected.

(f)   Presumptions and Defenses.

(i)   Indemnitee’s Entitlement to Indemnification. In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the Company shall have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee in the Utah Court. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any legal Proceedings brought by Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

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(ii) Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, Agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

(iii) No Other Presumptions. In making any determination concerning Indemnitee’s right to indemnification, there shall be a presumption that Indemnitee has satisfied the applicable standard of conduct, and the Company may overcome such presumption only by its adducing clear and convincing evidence to the contrary. For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law. In addition, neither the failure of any Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal Proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under this Agreement under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. Any determination concerning Indemnitee’s right to indemnification that is adverse to Indemnitee may be challenged by Indemnitee in the courts of the State of Utah. No determination by the Company (including without limitation by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct shall be a defense to any claim by Indemnitee for indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

(iv) Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a Proceeding for Losses incurred in defending against a Proceeding related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that the Indemnitee did not satisfy the applicable standard of conduct shall be on the Company.

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(g) The Parties acknowledge and agree that the Standard of Conduct Determination described in Section 8(b) is being conducted solely for purposes of compliance with applicable Utah state law. The standards to be utilized in making the Standard of Conduct Determination shall be those set forth in Section 16-10a-902 of the Act. Such Standard of Conduct Determination, when made, is expressly for use by the Company and shall not be used or relied upon in any way by any other person or entity nor shall any Standard of Conduct Determination made under or in connection with this Agreement be admissible in any judicial or administrative Proceeding for any purpose whatsoever other than the enforcement of this Agreement by the Parties to this Agreement.

9. Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to:

(a) indemnify or advance funds to Indemnitee for Expenses or Losses with respect to Proceedings initiated by Indemnitee, including any Proceedings against the Company or its directors, officers, employees or other indemnitees and not by way of defense, except: (i) Proceedings referenced in this Section 9(a) (unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Proceeding was not made in good faith or was frivolous); or (ii) where the Company has joined in or the Board has consented to the initiation of such Proceedings.

(b) indemnify Indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law.

(c) indemnify Indemnitee for the disgorgement of profits or the advancement or reimbursements of any Expenses incurred in connection with the purchase or sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute.

(d) To indemnify Indemnitee for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such Expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors liability insurance maintained by the Company; or

(e) indemnify or advance funds to Indemnitee for Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

10. Settlement. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Proceeding related to an Indemnifiable Event effected without the Company’s prior written consent, which shall not be unreasonably withheld. The Company shall not settle any Proceeding related to an Indemnifiable Event in any manner that would impose any Losses on the Indemnitee without the Indemnitee’s prior written consent.

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11. Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

12. Duration. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director or officer of the Company (or is serving at the request of the Company as a director, officer, employee, member, trustee or Agent of another enterprise) and shall continue thereafter (i) so long as Indemnitee may be subject to any possible Proceeding relating to an Indemnifiable Event (including any rights of appeal thereto) and (ii) throughout the pendency of any Proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Proceeding.

13. Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Constituent Documents, the Act, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder.

14. Liability Insurance. For the duration of Indemnitee’s service as a director or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending Proceeding relating to an Indemnifiable Event, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors’ and officers’ liability insurance (“D&O Insurance”) providing coverage that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of D&O Insurance. In all policies of D&O Insurance maintained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director, or of the Company’s officers, if Indemnitee is an officer (and not a director) by such policy. Upon request, the Company will provide to Indemnitee copies of all D&O Insurance applications, binders, policies, declarations, endorsements and other related materials.

15. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Losses to the extent Indemnitee has otherwise received payment under any insurance policy, the Constituent Documents, Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable by the Company hereunder.

16. Subrogation. In the event of payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

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17. Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the Parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the Party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Company, by written agreement in form and substances satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

19. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 19. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

20. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, by postage prepaid, certified or registered mail:

if to Indemnitee, to the address set forth on the signature page hereto.

if to the Company, addressed to the Chairperson of the Board of Directors, with a copy to the Corporate Secretary at:

DYNATRONICS CORPORATION

1200 Trapp Road

Eagan, MN 55121

Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the third (3rd) business day after mailing.

21. Governing Law and Forum. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws. The Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or Proceeding arising out of or in connection with this Agreement shall be brought only in the New York Court and not in any other state or federal court in the United States, (b) consent to submit to the exclusive jurisdiction of the New York Court for purposes of any action or Proceeding arising out of or in connection with this Agreement, and (c) waive, and agree not to plead or make, any claim that the New York Court lacks venue or that any such action or Proceeding brought in the New York Court has been brought in an improper or inconvenient forum.

22. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

23. Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement.

[SIGNATURE PAGE FOLLOWS]

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EXECUTION COPY

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

DYNATRONICS CORPORATION

By:	/s/ John. A. Krier
Name:	John. A. Krier Title: President and Chief Executive Officer

INDEMNITEE

Brian D. Baker Address for Notice:

Signature Page – Indemnification Agreement

Dynatronics Corporation